Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated March 10, 2015, with respect to the consolidated financial statements of Southwest Bancorp Inc. incorporated by reference in this Current Report (Form 8-K) and in the Registration Statements (Form S-8 Nos. 333-134240, 333-134241, 333-134276, 333-134301, 333-134356, 333-138629, 333-186253, 333-186254, 333-197708 and 333-206160) of Simmons First National Corporation.

/s/ Ernst & Young LLP

Dallas, Texas

August 29, 2017